EXHIBIT 5.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Amendment No. 1 to Registration Statement No. 333-53938 on Form S-6 of our report dated March 12, 2001, relating to the statement of condition of Equity Investor Fund, Select S&P Industrial Portfolio 2001 Series A, Defined Asset Funds and to the reference to us under the heading "How The Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
March 12, 2001